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EXHIBIT 10.29

THIS NOTE HAS NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY BE OFFERED AND SOLD IN THE UNITED STATES ONLY TO PERSONS REASONABLY BELIEVED TO BE "ACCREDITED INVESTORS" AND CERTAIN INSTITUTIONAL "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTORS"). THE NOTE MAY NOT BE OFFERED OR SOLD AND IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN. PRIOR TO PURCHASING THE NOTE, PURCHASER SHOULD CONSULT COUNSEL WITH RESPECT TO THE RESTRICTIONS ON RESALE OR TRANSFER OF THE NOTE.

MASTER GUIDANCE LINE
PROMISSORY NOTE

GUIDANCE LINE: $1,500,000.00	Las Vegas, Nevada October 18, 2001

        FOR VALUE RECEIVED, the undersigned PDS GAMING CORPORATION, a Minnesota corporation, PDS GAMING CORPORATION-NEVADA, a Nevada corporation, PDS FINANCIAL CORPORATION-MISSISSIPPI, a Mississippi corporation, and PDS GAMING CORPORATION-COLORADO, a Colorado corporation (hereinafter collectively "Borrower"), whose address is 6171 McLeod Drive, Las Vegas, NV 89120-4048, hereby promises to pay to the order of FIRST INTERNATIONAL BANK & TRUST, a North Dakota corporation (hereinafter "Lender"), whose address is 3001 25th Street South, Fargo, ND 58103, the aggregate principal amount of all outstanding notes made by Borrower in favor of Lender evidencing advances made hereunder ("Advance Note"), not to exceed at any one time outstanding the aggregate principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), in lawful money of the United States with interest accruing on each Advance Note at a fixed annual rate of interest equal to the Prime Rate plus 2.5%.

        This Note shall mature one (1) year from the date first above written (unless extended by Lender), at which time no further advances under the guidance line will be allowed. Each Advance Note made hereunder shall mature in accordance with its own terms.

        The term of each Advance Note shall not exceed the lesser of the term of the Eligible Contract(s) (as that term is defined in the Security Agreement of even date) which is (are) funded under and Advance Note, or twenty-four (24) months. Principal and interest shall be payable monthly under each Advance Note in accordance with its own terms.

        This Note shall be a revolving guidance line under which Borrower may repeatedly draw (by way of Advance Notes) and repay funds, so long as no default has occurred hereunder or under the Security Agreement or other agreement providing collateral for this indebtedness; provided that the aggregate principal balances of all Advance Notes outstanding at any one time shall not exceed ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00). If at any time prior to the maturity of this Note, this Note shall have a zero balance owing, this Note shall not be deemed satisfied or terminated but shall remain in full force and effect for future draws unless terminated upon other grounds.

        This Note is executed and delivered pursuant to a SECURITY AGREEMENT of even date herewith between Lender and Borrower (the "Security Agreement") and repayment of this Note shall be secured by the Collateral described in the Security Agreement.

        All references herein to certain defined terms shall refer to those defined terms contained in the Security Agreement, which are incorporated into this instrument by reference.

        As additional security for this Note, Lender has a lien on, a continuing security interest in, and a right of setoff at any time without notice, against all property and deposit accounts under the control of Lender (if any), which belong to Borrower or any other party to this Note.

        In the event that (i) any amount due under this Advance Note is reduced to judgment, (ii) Borrower is ten (10) days late in making any payment provided in an Advance Note, or (iii) an Event of Default as defined in the Security Agreement, occurs, Borrower shall be considered in default if any of the above are not cured within ten (10) days after the date of written notice sent by Lender to Borrower at the address set forth herein notifying Borrower of the default, after which time the total of the unpaid balance of principal and the accrued unpaid interest (past due interest being compounded) shall then begin accruing interest at the rate stated above, plus three percent (3.00%) per annum (the "Default Rate"), until such time as all past due payments and accrued interest are paid. At that time, the interest rate will revert to the rate stated above. Borrower acknowledges that the effect of this Default Rate provision could operate to compound some of the interest obligations due, and Borrower hereby expressly assents to such compounding should it occur.

        Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Borrower agrees to pay, in addition to the principal and interest due hereon, all reasonable attorney fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of this Note and/or enforcement of the Lender's rights with respect to the administration, supervision, preservation or protection of, or realization upon, and property security payment hereof.

        The failure of Lender to act or to exercise any right or remedy shall not in any way affect or impair the obligation of Borrower to Lender, or constitute a waiver by Lender of, or otherwise affect any of, Lender's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

        The invalidity or unenforceability of any one or more provisions of this Note shall in no way affect the other provisions.

        Borrower waives presentment, demand, protest and notice of nonpayment.

        All titles used in this Note are intended solely for convenience and reference; said titles shall not affect any terms, provisions, or meanings of this Note.

        The substantive and procedural laws of the State of North Dakota shall govern the validity, construction, interpretation, performance and enforcement of this Agreement and the parties agree to jurisdiction in North Dakota without reference to its conflict of laws provisions.

        The parties hereby knowingly and voluntarily waive their right to a jury trial on any claim or cause of action based upon or arising out of, directly or indirectly, this Agreement, any dealings between the parties relating to the subject matter hereof or thereof, and/or the relationship that is being established between the parties. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). This waiver may not be modified orally, and the waiver shall apply to any subsequent amendment, renewals, supplement or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        IN WITNESS WHEREOF, this Note has been executed effective this date and place above written.

"Borrower"

PDS GAMING CORPORATION PDS GAMING CORPORATION-NEVADA PDS FINANCIAL CORPORATION-MISSISSIPPI PDS GAMING CORPORATION-COLORADO

By:	/s/ JOE S. ROLSTON IV Joe S. Rolston IV, Executive Vice President and General Counsel

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EXHIBIT 10.29
MASTER GUIDANCE LINE PROMISSORY NOTE